As filed with the Securities and Exchange Commission on June 30, 2023

Registration No. 333-271498

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10/A

(Amendment No. 1)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DRAGANFLY INC.

(Exact name of Registrant as specified in its charter)

Not applicable

(Translation of Registrant’s name into English (if applicable))

British Columbia	3721	N/A
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

2108 St. George Avenue

Saskatoon, Saskatchewan, S7M 0K7, Canada

Telephone: (800) 979 9794

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

Telephone: (202) 572-3111

(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:

Denis Silva DLA Piper (Canada) LLP Suite 2800, Park Place 666 Burrard St. Vancouver, British Columbia V6C 2Z7 Canada Telephone: (604) 643-2950	Paul Sun Draganfly Inc. 2108 St. George Avenue Saskatoon, Saskatchewan, S7M 0K7 Canada Telephone: 800-979-9794	Thomas M. Rose Shona C. Smith Troutman Pepper Hamilton Sanders LLP 401 9th Street, N.W., Suite 1000 Washington, DC 20004 United States Telephone: (757) 687-7715

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Saskatchewan, Canada
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)

	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces of British Columbia, Ontario and Saskatchewan that permits certain information about these securities to be determined after this short form base shelf prospectus has become final and that permits the omission from this short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but is not yet effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Draganfly Inc. at 2108 St. George Avenue, Saskatoon, Saskatchewan, S7M 0K7, telephone 1-800-979-9794, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

NEW ISSUE	June 30, 2023

DRAGANFLY INC.

$200,000,000

COMMON SHARES

PREFERRED SHARES

WARRANTS

SUBSCRIPTION RECEIPTS

UNITS

This short form base shelf prospectus (the “Prospectus”) relates to the offering for sale by Draganfly Inc. (the “Company” or “Draganfly”) from time to time, during the 25-month period that this Prospectus, including any amendments hereto, remains valid, of up to $200,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in the aggregate of: (i) common shares (“Common Shares”) in the capital of the Company; (ii) preferred shares of the Company of any series (“Preferred Shares”); (iii) warrants (“Warrants”) to purchase other Securities (as defined below); (iv) subscription receipts (“Subscription Receipts”) convertible into other Securities; and (v) units (“Units”) comprised of one or more of any of the other Securities, or any combination of such Securities (the Common Shares, Warrants, Subscription Receipts and Units are collectively referred to herein as the “Securities”). The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale, including potentially by way of an “at-the-market distribution” (as defined under applicable Canadian securities legislation). and set forth in an accompanying prospectus supplement (each, a “Prospectus Supplement”). In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The Company is permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in the United States and Canada to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies. The Company’s financial statements are subject to audit in accordance with Canadian generally accepted auditing standards and our auditor is subject to both Canadian auditor independence status and the auditor independence standards of the Public Company Accounting Oversight Board (United States) and the United States Securities and Exchange Commission (the “SEC”).

Your ability to enforce civil liabilities under the U.S. federal securities laws may be affected adversely because we are organized under the laws of British Columbia, Canada, some of our officers and directors and some or all of the experts named in this Prospectus are Canadian residents, and some or all of the underwriters, dealers or agents named in any Prospectus Supplement may be residents of a country other than the United States, and a substantial portion of the assets of the Company and these persons are located outside of the United States. See “Enforcement of Civil Liabilities”.

Prospective investors should be aware that the acquisition, holding or disposition of the Securities may have tax consequences both in Canada and the United States. Such consequences may not be fully described in this Prospectus or any accompanying Prospectus Supplement. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult and rely on your own tax advisors with respect to your own particular circumstances. See “Certain Canadian and United States Federal Income Tax Considerations”.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus except in cases where an exemption from such delivery has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The specific terms of any Securities offered will be described in the applicable Prospectus Supplement including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares offered; (ii) in the case of Preferred Shares, the designation of the particular class and, if applicable, series, the number of shares offered, the offering price, the currency, dividend rate, if any, and any other terms specific to the Preferred Shares being offered; (iii) in the case of Warrants, the number of Warrants being offered, the offering price, the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, whether the Warrants are being offered for cash, and any other terms specific to the Warrants offered; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, whether the Subscription Receipts are being offered for cash, and any other terms specific to the Subscription Receipts offered; and (v) in the case of Units, the number of Units being offered, the offering price, the number and terms of the Securities comprising the Units, whether the Units are being offered for cash, and any other terms specific to the Units offered. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

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Prospective investors should be aware that the purchase of any Securities may have tax consequences that may not be fully described in this Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, in the applicable Prospectus Supplement and in any event consult with their own tax advisers before purchasing any of the Securities.

No underwriter or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. See “Plan of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that the Company will, or expects to receive and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

This Prospectus may qualify an “at-the-market distribution”.

In connection with any offering of Securities, other than an “at-the-market distribution” (as defined under applicable Canadian securities legislation), unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those Securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The issued and outstanding Common Shares are listed and posted for trading on the Canadian Securities Exchange (the “CSE”) under the symbol “DPRO”, on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DPRO”, and on the Frankfurt Stock Exchange (the “FSE”) under the symbol “3U8A”.

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Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will not be listed on any securities exchange. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

An investment in the Securities of the Company is highly speculative and involves a high degree of risk. Readers should carefully review and evaluate the risk factors contained in this Prospectus, the applicable Prospectus Supplement and in the documents incorporated by reference herein before purchasing any Securities. See “Forward-Looking Information” and “Risk Factors”.

The Company is not making an offer of the Securities in any jurisdiction where such offer is not permitted.

Andrew Hill Card Jr., John M. Mitnick and Julie Myers Wood are members of the board of the Company, all reside outside of Canada and have appointed DLA Piper (Canada) LLP, 2800 Park Place, 666 Burrard St, Vancouver, British Columbia, V6C 2Z7, Canada for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process. See “Agent for Service of Process”.

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters in connection with the offering of Securities may be passed upon on behalf of Draganfly by DLA Piper (Canada) LLP as to legal matters relating to Canadian law and, if governed by United States law, by Troutman Pepper Hamilton Sanders LLP as to matters relating to United States law.

The Company’s head office is located at 2108 St. George Avenue, Saskatoon, Saskatchewan, S7M 0K7, and the registered office is located at Suite 2800, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 2Z7.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this Prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate only as of the date on the front of such document and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this Prospectus or any applicable Prospectus Supplement or of any sale of our Securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this Prospectus and any applicable Prospectus Supplement, and the documents incorporated by reference in this Prospectus and any applicable Prospectus Supplement, were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

The Company prepares and reports its consolidated financial statements in accordance with IFRS. However, this Prospectus and the documents incorporated by reference herein may make reference to certain non-IFRS measures including key performance indicators used by management. These measures are not recognized measures under IFRS and do not have a standardized meaning prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing further understanding of the Company’s results of operations from management’s perspective. Accordingly, these measures should not be considered in isolation nor as a substitute for analysis of the Company’s financial information reported under IFRS. The Company uses non-IFRS measures including, but not limited to, “gross margins” and “working capital” which may be calculated differently by other companies. These non-IFRS measures and metrics are used to provide investors with supplemental measures of the Company’s operating performance and liquidity and thus highlight trends in the Company’s business that may not otherwise be apparent when relying solely on IFRS measures. For definitions and reconciliations of these non-IFRS measures to the relevant reported measures, please see the “Non-GAAP Measures and Additional GAAP Measures” section of the Company’s latest management’s discussion and analysis incorporated by reference herein.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to the “Company” or “Draganfly”, refer to Draganfly Inc. together, where context requires, with our subsidiaries.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless otherwise noted herein and in the documents incorporated by reference, all dollar amounts refer to lawful currency of Canada. All references to “US$” or “U.S. dollars” are to the currency of the United States. On June 29, 2023, the Bank of Canada daily average rate of exchange was US$1.00 = C$1.3255 or C$1.00 = US$0.7544.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking statements”). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. Forward-looking statements in this Prospectus, any Prospectus Supplement or the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

●	the intentions, plans and future actions of the Company;
●	statements relating to the business and future activities of the Company;
●	anticipated developments in operations of the Company;
●	market position, ability to compete and future financial or operating performance of the Company;
●	the timing and amount of funding required to execute the Company’s business plans;
●	capital expenditures;
●	the effect on the Company of any changes to existing or new legislation or policy or government regulation;
●	the availability of labour;
●	requirements for additional capital;
●	goals, strategies and future growth;
●	the adequacy of financial resources;
●	expectations regarding revenues, expenses and anticipated cash needs; and
●	the impact of the COVID-19 pandemic on the business and operations of the Company.

Although we base the forward-looking statements contained in this Prospectus on assumptions that we believe are reasonable, we caution you that actual results and developments (including our results of operations, financial condition and liquidity, and the development of the industry in which we operate) may differ materially from those made in or suggested by the forward-looking statements contained in this Prospectus. In addition, even if results and developments are consistent with the forward-looking statements contained in this Prospectus, those results and developments may not be indicative of results or developments in subsequent periods. Certain assumptions made in preparing the forward-looking statements contained in this Prospectus include:

●	the Company’s ability to implement its growth strategies;
●	the Company’s competitive advantages;
●	the development of new products and services;
●	the Company’s ability to obtain and maintain financing on acceptable terms;
●	the impact of competition;
●	changes in laws, rules and regulations;
●	the Company’s ability to maintain and renew required licences;
●	the Company’s ability to maintain good business relationships with its customers, distributors, suppliers and other strategic partners;
●	the Company’s ability to protect intellectual property;
●	the Company’s ability to manage and integrate acquisitions;
●	the Company’s ability to retain key personnel; and
●	the absence of material adverse changes in the industry or Canadian or global economy, including as a result of the COVID-19 pandemic.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company’s actual results could differ materially from those anticipated in the forward-looking statements as a result of the risk factors set forth below and elsewhere in this Prospectus:

●	a history of losses;
●	dilution as a result of future sale of Common Shares or other securities;
●	discretion in the use of net proceeds from the sale of Securities;

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●	high level of price volatility of the Common Shares;
●	increased research and development costs and reduced profitability as a result;
●	lack of outside funding available for research and development;
●	adoption of new business models could fail to produce any financial returns;
●	operational risks;
●	evolving market and difficulty of evaluation future prospects;
●	competition in the industry;
●	rapid technological change in the industry;
●	failure to obtain or maintain required regulatory approvals;
●	shipping products outside of Canada and approvals required for exporting;
●	regulatory regime the Company operates in;
●	risk associated with acquisitions;
●	reliance on management and key employees;
●	growth in the number of personnel straining resources;
●	uncertainty and adverse changes in the economy;
●	market-based financial risks associated with its operations;
●	risks related to COVID-19 pandemic;
●	the conflict between Russia and Ukraine;
●	negative macroeconomic and geopolitical trends;
●	risks associated with foreign operations in other countries;
●	Canadian tax risks;
●	supply chain risks;
●	weather-related risks on products;
●	products may be subject to the recall or return;
●	having defective products;
●	negative consumer perception;
●	failure to adequately market products;
●	electronic communication security risks;
●	possibility of data breaches and inadequacy of consumer protection and data privacy policies;
●	reliance on business partners;
●	failure to protect and maintain and the consequential loss of intellectual property rights;
●	obtaining and maintaining the Company’s patent protection;
●	potential litigation;
●	intellectual property rights protection;
●	failure to adhere to financial reporting obligations and other public company requirements;
●	limited operating experience as a publicly traded company in the U.S;
●	goodwill and other intangible assets comprising of significant portion of value;
●	directors and officers conflicts of interest;
●	high level of price and volume volatility in the capital markets;
●	lack of active trading market on the CSE and/or the Nasdaq;
●	no dividends for the foreseeable future;
●	United States investors may not be able to obtain enforcement of civil liabilities against us;
●	emerging growth company making Company less attractive to investors;
●	increased costs as a result of operating as a public company in the United States;
●	limited publicly available information relative to U.S. domestic issuers given classification as a foreign private issuer; and
●	the other factors in the section titled “Risk Factors” in the AIF (as defined herein) and other filings made by the Company with Canadian and U.S. securities authorities.

These factors should not be construed as exhaustive and should be read with the other cautionary statements in this Prospectus. Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this Prospectus. If any of the these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this Prospectus.

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Given these risks and uncertainties, you are cautioned not to place substantial weight or undue reliance on these forward-looking statements when making an investment decision. Any forward-looking statement that we make in this Prospectus speaks only as of the date of this Prospectus, and, except as required by law, we undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

WHERE TO FIND ADDITIONAL INFORMATION

This Prospectus is part of a registration statement on Form F-10 (the “U.S. Registration Statement”) that the Company has filed with the SEC under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), relating to the Securities. Under the U.S. Registration Statement, the Company may, from time to time, sell Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of US$200,000,000. This Prospectus, which forms a part of the U.S. Registration Statement, provides you with a general description of the Securities that the Company may offer and does not contain all of the information contained in the U.S. Registration Statement, certain items of which are contained in the exhibits to the U.S. Registration Statement, as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the U.S. Registration Statement.” Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time the Company sells Securities under the U.S. Registration Statement, the Company will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Documents Incorporated by Reference.” This Prospectus does not contain all of the information set forth in the U.S. Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the U.S. Registration Statement. Investors in the United States should refer to the U.S. Registration Statement and the exhibits thereto for further information with respect to the Company and the Securities.

We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and interim reports, material change reports and other information. In addition, we are subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and, in accordance with the U.S. Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we may not be required to publish financial statements as promptly as U.S. companies.

Reports and other information filed by us with, or furnished to, the SEC may be accessed on the SEC’s website at www.sec.gov. You may read and download any public document that we have filed with securities commission or similar regulatory authorities in Canada, on SEDAR at www.sedar.com.

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DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in Canada.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company, at 2108 St. George Avenue, Saskatoon, Saskatchewan S7M 0K7, telephone (Telephone 1-800-979-9794) or by accessing the disclosure documents through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. Documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Data Gathering and Retrieval System, or EDGAR, at www.sec.gov. Our filings through SEDAR and EDGAR are not incorporated by reference in this Prospectus except as specifically set forth herein.

The following documents, filed with the securities commissions or similar regulatory authorities in certain provinces Canada and filed with, or furnished to, the SEC are specifically incorporated by reference into, and form an integral part of, this Prospectus:

●	the annual information form (the “AIF”) of the Company for the financial year ended December 31, 2022, dated March 27, 2023;

●	the audited consolidated financial statements of the Company for the years ended December 31, 2022 and December 31, 2021, together with the notes thereto and the auditor’s report thereon;

●	management’s discussion and analysis of the financial condition and results of operations of the Company for the financial year ended December 31, 2022;

●	the condensed consolidated interim financial statements of the Company for the three months ended March 31, 2023;

●	management’s discussion and analysis of the financial condition and results of operations of the Company for the three months ended March 31, 2023;

●	the management information circular of the Company dated May 9, 2023 with respect to the annual general and special meeting of shareholders held on June 21, 2023;

●	the material change report dated February 9, 2023 in respect of the Company entering into an equity distribution agreement with Maxim Group LLC dated January 31, 2023, pursuant to which the Company could, from time to time, distribute in an “at-the-market offering” of up to US$15 million in Common Shares in the United Shares only, on the Nasdaq (the “ATM Offering”); and

●	the material change report dated April 6, 2023 in respect of the Company’s underwritten public offering in the United States of US$8,000,000 Common Shares (the “Public Offering”) and closing of the Public Offering on March 31, 2023.

Any documents of the type described in Section 11.1 of Form 44-101F1 - Short Form Prospectus filed by the Company with a securities commission or similar authority in any province or territory of Canada subsequent to the date of this Prospectus and prior to the expiry of this Prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC by the Company after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the U.S. Registration Statement of which this Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus, or the U.S. Registration Statement of which it forms a part, other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act, if and to the extent expressly provided therein.

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A Prospectus Supplement containing the specific terms of any offering of our Securities will be delivered to purchasers of our Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of our Securities to which that Prospectus Supplement pertains.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Any template version of any “marketing materials” (as such term is defined in National Instrument 44-101 -Short Form Prospectus Distributions) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

Upon our filing of a new annual information form and the related annual financial statements and management’s discussion and analysis with applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and management’s discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of our securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this Prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of securities under this Prospectus.

References to our website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.

The Company has not provided or otherwise authorized any other person to provide investors with information other than as contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If an investor is provided with different or inconsistent information, such investor should not rely on it.

DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the U.S. Registration Statement of which this Prospectus is a part insofar as required by the SEC’s Form F-10:

●	the documents listed under “Documents Incorporated by Reference” in this Prospectus;

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●	the consent of Dale Matheson Carr-Hilton Labonte LLP, the Company’s independent auditor; and

●	the powers of attorney from the Company’s directors and officers, as applicable.

A copy of the form of any applicable warrant indenture or subscription receipt agreement will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

THE COMPANY

The Company was incorporated as Drone Acquisition Corp. under the Business Corporations Act (British Columbia) on June 1, 2018 for the purpose of reorganizing and recapitalizing the business of Draganfly Innovations Inc. Effective July 17, 2019, the Company amended its articles to remove various classes of authorized but unissued preferred shares and replace them with only one class of preferred shares. Effective August 15, 2019, the Company changed its name to “Draganfly Inc.” On August 22, 2019, the Company amended its articles to re-designate its Class A Common Shares as Common Shares.

The Company’s head office is located at 2108 St. George Avenue, Saskatoon, Saskatchewan S7M 0K7. The Company’s telephone number is (800) 979-9794. The Company’s registered office is located at Suite 2800, Park Place, 666 Burrard Street, Vancouver, British Columbia V6C 2Z7. The Company’s registered agent in the United States is C T Corporation System, 1015 15th Street N.W., Suite 1000, Washington, D.C., 20005 and its telephone number is (202) 572-3133.

Description of the business

The Company is a manufacturer, contract engineering, and product development company within the unmanned aerial vehicle (UAV) and health space, serving the public safety, agriculture, industrial inspections, monitoring, spraying, and mapping and surveying markets. The Company provides sustainable, custom and “off-the-shelf” hardware, services, and solutions to companies and government agencies. The Company’s mission is to deliver products that provide vital information to its customers with the hopes of saving time, money and lives. Further information regarding the business of the Company or its operations can be found in the AIF and the materials incorporated by reference into this Prospectus. See “Documents Incorporated by Reference”.

Recent Developments

On February 23, 2023, the Company announced that it entered into a distribution agreement with AeroCine Ventures, Inc. d/b/a Vermeer. Pursuant to the distribution agreement, Vermeer will distribute Draganfly’s products that incudes the integration and inclusion of the Vermeer VPS (visual positioning system) payload with Draganfly’s Commander 3XL.

On March 7, 2023, Draganfly announced that it entered into a business development and partnership agreement with SkyeBrowse Inc. (“SkyeBrowse”) whereby SkyeBrowse will integrate its reality capture platform with Draganfly public safety drones. As per the agreement, the Company will provide consulting and marketing services to SkyeBrowse for a period of two years.

On April 11, 2023, the Company announced that it entered into a strategic cooperation and product integration agreement with CODAN Communications (“CODAN”), to supply its UAV platform for integration with CODAN’s technology and communications solutions. Under the terms of the agreement, CODAN and the Company agree to combine their respective capabilities in a joint effort to integrate their product and services capabilities in order to submit joint proposals and enter into contracts with potential customers.

On April 19, 2023, Draganfly announced it entered into a referral agreement with AgileMesh, Inc. (“AgileMesh”) whereby AgileMesh will add the Company’s UAV Platform to its wireless surveillance product line and refer potential customers to Draganfly. As per the agreement, AgileMesh will receive commissions based on the aggregate amount of revenue recognized by the Company from customers that are introduced to Draganfly by AgileMesh.

USE OF PROCEEDS

Unless we otherwise indicate in a Prospectus Supplement relating to a particular offering, we currently intend to use the net proceeds from the sale of any Securities pursuant to this Prospectus for general corporate and working capital requirements, including to fund ongoing operations, growth initiatives and/or working capital requirements, to repay indebtedness outstanding from time to time (if any), to complete one or more future acquisitions of companies, businesses, technologies, intellectual property and/or other assets or for other corporate purposes, all as set forth in the Prospectus Supplement relating to the offering of the Securities.

More detailed information regarding the use of proceeds from the sale of Securities, including any determinable milestones at the applicable time, will be described in a Prospectus Supplement. Management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities by the Company under this Prospectus and the Company’s actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement, provided that certain expenses in any secondary offering may be paid by the Company. See “Risk Factors - Discretion in the Use of Proceeds”.

The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

The Company had operating losses and negative operating cash flow for the fiscal year ended December 31, 2022. To the extent that the Company has negative operating cash flows in future periods, it may need to deploy a portion of the net proceeds from the Offering and/or its existing working capital to fund such negative cash flow which will be indicated in a Prospectus Supplement, as applicable. All expenses relating to an Offering and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of such Securities, unless otherwise stated in the applicable Prospectus Supplement.

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CONSOLIDATED CAPITALIZATION

Since March 31, 2023, the date of the Company’s most recently filed financial statements, and other than as disclosed in the AIF, there have been no material changes to the Company’s share and loan capitalization on a consolidated basis except the following:

●	on April 3, 2023, the issuance of 163,000 Common Shares pursuant to the settlement of restricted share units of the Company;

●	on May 31, 2023, the issuance of 4,817 Common Shares pursuant to the settlement of restricted share units of the Company; and

●	on June 5, 2023, the issuance of 187,180 Common Shares pursuant to the settlement of restricted share units of the Company.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

PRIOR SALES

Information in respect of prior sales of the Common Shares or other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into the Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of the Common Shares or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the CSE and on the Nasdaq under the symbol “DPRO”, on the FSE under the symbol “3U8A”. Trading price and volume information for the Company’s securities will be provided as required for all of our Common Shares, as applicable, in each Prospectus Supplement to this Prospectus.

DESCRIPTION OF THE SHARE CAPITAL OF THE COMPANY

The following describes the material terms of the Company’s share capital. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our notice of articles and articles, as amended.

Our authorized share capital consists of an unlimited number of Common Shares of which 43,339,962 were issued and outstanding as of June 29, 2023 and an unlimited number of Preferred Shares, issuable in series, none of which were issued and outstanding as of June 29, 2023.

Common Shares

Each Common Share entitles the holder to receive notice of and attend all meetings of the shareholders. Each Common Share carries the right to one vote. The holders of Common Shares are entitled to receive any dividends declared by the Company in respect of the Common Shares at such time and in such amount as may be determined by the Board, in its discretion. In the event of the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, holders of Common Shares are also entitled to participate, rateably, in the distribution of the assets of the Company, subject to the rights of the holders of any other class of shares ranking in priority to the Common Shares.

Dividend Policy

We have not paid any dividends to date on the Common Shares. While the Company is not restricted from paying dividends other than pursuant to certain solvency tests prescribed under the Business Corporations Act (British Columbia), we intend to retain our earnings, if any, to finance the growth and development of our business. Accordingly, we do not currently expect to pay any dividends on our Common Shares in the near future.

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Preferred Shares

The Preferred Shares may be issuable in series and the directors may, from time to time before the issue of any Preferred Shares of any particular series, define and attach special rights, privileges, restrictions, and conditions to the Preferred Shares of any series, including voting rights, entitlement to dividends, and redemption, conversion, and exchange rights. In the event of the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, holders of Preferred Shares will rank on a parity with holders of the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares of the Company ranking junior to the Preferred Shares.

DESCRIPTION OF WARRANTS

The Company may issue additional Warrants, separately or together, with Common Shares, Preferred Shares, Subscription Receipts or Units or any combination thereof, as the case may be. The Warrants would be issued under a separate warrant agreement or indenture. The specific terms and provisions that will apply to any Warrants that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

●	the aggregate number of Warrants offered;

●	the price or prices, if any, at which the Warrants will be issued;

●	the currency at which the Warrants will be offered and in which the exercise price under the Warrants may be payable;

●	upon exercise of the Warrant, the events or conditions under which the amount of Securities may be subject to adjustment;

●	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

●	if applicable, the identity of the Warrant agent;

●	whether the Warrants will be listed on any securities exchange;

●	certain material United States and Canadian federal income tax consequences of owning the Warrants;

●	whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;

●	any minimum or maximum subscription amount;

●	whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any material risk factors relating to such Warrants and the Securities to be issued upon exercise of the Warrants;

●	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and

●	any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

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The statements made in this Prospectus relating to any warrant indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable warrant indenture. You should refer to the warrant indenture relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture relating to an offering or Warrants will be filed by the Company with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Company has entered into it, and such warrant indenture will be available electronically on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the Securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

As of the date of this Prospectus, the Company has no Subscription Receipts outstanding. The Company may issue Subscription Receipts, separately or together, with Common Shares, Preferred Shares, Warrants or Units or any combination thereof, as the case may be. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement.

The Subscription Receipts may be issued under a subscription receipt agreement. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of the subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada and the United States after it has been entered into by the Company, and such subscription receipt agreement will be available electronically on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

The specific terms and provisions that will apply to any Subscription Receipts that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

●	the aggregate number of Subscription Receipts offered;

●	the price or prices, if any, at which the Subscription Receipts will be issued;

●	the manner of determining the offering price(s);

●	the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

●	the Securities into which the Subscription Receipts may be exchanged;

●	conditions to the exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

●	the number of Securities that may be issued upon the exchange of each Subscription Receipt and the price per Security or the aggregate principal amount and the events or conditions under which the amount of Securities may be subject to adjustment;

●	the dates or periods during which the Subscription Receipts may be exchanged;

●	the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;

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●	provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

●	if applicable, the identity of the Subscription Receipt agent;

●	whether the Subscription Receipts will be listed on any securities exchange;

●	certain material United States and Canadian federal income tax consequences of owning the Subscription Receipts;

●	whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

●	any minimum or maximum subscription amount;

●	whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, noncertificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any material risk factors relating to such Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

●	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts; and

●	any other material terms or conditions of the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF UNITS

As of the date of this Prospectus, the Company has no Units outstanding. The Company may issue Units, separately or together, with Common Shares, Preferred Shares, Warrants or Subscription Receipts or any combination thereof, as the case may be. Each Unit would be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each applicable Security. The specific terms and provisions that will apply to any Units that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

●	the aggregate number of Units offered;

●	the price or prices, if any, at which the Units will be issued;

●	the manner of determining the offering price(s);

●	the currency at which the Units will be offered;

●	the Securities comprising the Units;

●	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

●	any minimum or maximum subscription amount;

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●	whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any material risk factors relating to such Units or the Securities comprising the Units;

●	certain material United States and Canadian federal income tax consequences of owning the Units;

●	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

●	any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

PLAN OF DISTRIBUTION

The Company may from time to time during the 25-month period that this Prospectus, including any amendments hereto, remains valid, offer for sale and issue up to an aggregate of $200,000,000 in Securities hereunder.

This Prospectus does not constitute an offering of Securities and there is no certainty that an offering of Securities will be complete during the 25-month qualification period of this Prospectus. Pursuant to an underwriting agreement between the Company and Aegis Capital Corp. dated March 29, 2023, the Company agreed to not offer, sell, issuer or otherwise issue Securities or take any steps related to an offering until July 28, 2023.

The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price, the proceeds that the Company will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 - Shelf Distributions of the Canadian Securities Administrators, including sales made directly on the CSE, Nasdaq, FSE or other existing trading markets for the Common Shares. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

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In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in relation to an “at-the-market” distribution, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under Canadian securities legislation and the U.S. Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

CERTAIN CANADIAN AND UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an initial investor who is a resident of Canada or a non-resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. Person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended). Prospective investors should consult their own tax advisers prior to deciding to purchase any of the Securities.

RISK FACTORS

Before deciding to invest in any Securities, prospective investors of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities, including those risks identified and discussed under the heading “Risk Factors” in the AIF, which is incorporated by reference herein. See “Documents Incorporated by Reference”.

An investment in the Securities offered hereunder is highly speculative and involves a high degree of risk. The risks and uncertainties described or incorporated by reference herein are not the only ones the Company may face. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also become important factors that affect the Company and its business. If any such risks actually occur, the Company’s business, financial condition and results of operations could be materially adversely affected.

Prospective investors should carefully consider the risks below and in the AIF and the other information elsewhere in this Prospectus and the applicable Prospectus Supplement and consult with their professional advisers to assess any investment in the Company.

The Company has a history of losses.

The Company has incurred net losses since its inception. The Company cannot assure that it can become profitable or avoid net losses in the future or that there will be any earnings or revenues in any future quarterly or other periods. The Company expects that its operating expenses will increase as it grows its business, including expending substantial resources for research, development and marketing. As a result, any decrease or delay in generating revenues could result in material operating losses.

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A shareholder’s holding in the Company may be diluted if the Company issues additional Common Shares or other securities in the future.

The Company may issue additional Common Shares or other securities in the future, which may dilute a shareholder’s holding in the Company. The Company’s articles permit the issuance of an unlimited number of Common Shares, and shareholders have no pre-emptive rights in connection with further issuances of any securities. The directors of the Company have the discretion to determine if an issuance of Common Shares or other securities is warranted, the price at which any such securities are issued and the other terms of issue of Common Shares or securities. In addition, the Company may issue additional Common Shares upon the exercise of incentive stock options to acquire Common Shares under its share compensation plan or upon the exercise or conversion of other outstanding convertible securities of the Company, which will result in further dilution to shareholders. In addition, the issuance of Common Shares or other securities in any potential future acquisitions, if any, may also result in further dilution to shareholder interests.

An investment in the Securities is not guaranteed and may result in the loss of an investor’s entire investment.

There is no guarantee that any investment in the Securities will earn any positive return in the short term or long term. Any investment in the Securities is highly speculative and involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the Securities is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.

We will have broad discretion in the use of the net proceeds from the sale of Securities and may not use them to effectively manage our business.

Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve the Company’s results of operations or enhance the value of the Common Shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price of the issued and outstanding securities of the Company to decline.

The market price of the Common Shares may be highly volatile.

The market price of the Common Shares may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including but not limited to:

●	revenue or results of operations in any quarter failing to meet the expectations, published or otherwise, of the investment community;
●	actual or anticipated changes or fluctuations in our results of operations;
●	announcements by us or our competitors of new products or new or terminated significant contracts, commercial relationships or capital commitments;
●	rumors and market speculation involving us or other companies in our industry;
●	changes in our executive management team or the composition of the board of directors of the Company;
●	fluctuations in the share prices of other companies in the technology and emerging growth sectors;

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●	general market conditions and macroeconomic trends driven by factors outside our control, such as the COVID-19 pandemic and/or geopolitical conflicts, including supply chain disruptions, market volatility, inflation, and labor challenges, among other factors;
●	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;
●	litigation involving us, our industry or both, or investigations by regulators into our operations or those of competitors;
●	announced or completed acquisitions of businesses or technologies by us or our competitors;
●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	shareholder activism and related publicity;
●	foreign exchange rates; and
●	other risk factors as set out in this Prospectus and in the documents incorporated by reference into this Prospectus.

If the market price of our Common Shares drops significantly, shareholders could institute securities class action lawsuits against us, regardless of the merits of such claims. Such a lawsuit could cause us to incur substantial costs and could divert the time and attention of our management and other resources from our business. This could harm our business, results of operations and financial condition.

There is no guarantee that an active trading market for our Common Shares will be maintained on the CSE and/or the Nasdaq. Investors may not be able to sell their Common Shares quickly or at the latest market price if the trading in our Common Shares is not active.

There is currently no market through which the Securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Warrants, Subscription Receipts or Units will be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will ever develop or, if developed, that any such market, including for the Common Shares, will be sustained.

Our Common Shares are currently listed on the CSE, Nasdaq, and FSE, however, our shareholders may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all and there can be no guarantee that an active trading market for the Common Shares may be maintained. There can be no assurance that there will be sufficient liquidity of our Common Shares on the trading market, and that we will continue to meet the listing requirements of the CSE, the Nasdaq or any other public listing exchange.

United States investors may not be able to obtain enforcement of civil liabilities against us.

The Company is incorporated under the laws of British Columbia, Canada, and its principal executive offices are located in Canada. Most of the Company’s directors and officers and most of the experts named in this Prospectus reside outside of the United States and all or a substantial portion of the Company’s assets and the assets of these persons are located outside the United States. Consequently, it may not be possible for an investor to effect service of process within the United States on the Company or those persons. Furthermore, it may not be possible for an investor to enforce judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws or other laws of the United States against those persons or the Company. There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon United States federal securities laws and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based upon the civil liability provisions of the United States federal securities laws. Therefore, it may not be possible to enforce those actions against the Company, certain of the Company’s directors and officers or the experts named in this Prospectus.

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INTERESTS OF EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

Dale Matheson Carr-Hilton Labonte LLP is the auditor of the Company and has confirmed that they are independent of the Company within the meaning of the Rules of Professional Conduct of the Institute of Chartered Professional Accountants.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters in connection with the offering of Securities may be passed upon on behalf of Draganfly by DLA Piper (Canada) LLP as to legal matters relating to Canadian law and, if governed by United States law, by Troutman Pepper Hamilton Sanders LLP as to matters relating to United States law. As at the date hereof, the partners and associates of DLA Piper (Canada) LLP, beneficially own, directly or indirectly, less than 1% of the outstanding Common Shares.

In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

AUDITORS, REGISTRAR AND TRANSFER AGENT

Our auditors are Dale Matheson Carr-Hilton Labonte LLP, Chartered Professional Accountants, located at 1500-1700, 1140 W Pender Street, Vancouver, BC V6E 4G1. Dale Matheson Carr-Hilton Labonte LLP is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants.

The transfer agent and registrar for our Common Shares is Endeavour Trust Corporation at its principal office in Vancouver, British Columbia.

AGENT FOR SERVICE OF PROCESS

Certain directors and officers of the Company reside outside of Canada. As a result of the persons named below residing outside of Canada, each of them has appointed the following agent for service of process:

Name of Person or Company	Name and Address of Agent
Andrew Hill Card Jr., John M. Mitnick and Julie Myers Wood	DLA Piper (Canada) LLP, 2800 Park Place, 666 Burrard St, Vancouver, British Columbia, Canada V6C 2Z7

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any such person, even though they have each appointed an agent for service of process.

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ENFORCEMENT OF CIVIL LIABILITIES

The Company is organized under the laws of British Columbia, Canada and its principal place of business is outside the United States. The majority of the directors and officers of the Company and the experts named under “Interest of Experts” herein are resident outside of the United States and a substantial portion of the Company’s assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Company, its directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Company or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Company or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws.

The Company filed with the SEC, concurrently with the U.S. Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed C T Corporation System, with an address at 1015 15th Street N.W., Suite 1000, Washington, D.C., 20005, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court arising out of or related to or concerning the offering of Securities under the U.S. Registration Statement.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may only be exercised within two business days after receipt or deemed receipt of a prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendments thereto. In several of the provinces and territories, the securities legislation further provides the purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendments thereto contain a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

However, purchasers of Common Shares distributed under an at-the market distribution by Draganfly do not have the right to withdraw from an agreement to purchase the Common Shares and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to the Common Shares purchased by such purchaser because the prospectus, prospectus supplement, and any amendment relating to the Common Shares purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of National Instrument 44-102 - Shelf Distributions.

Any remedies under securities legislation that a purchaser of Common Shares distributed under an at-the-market distribution by Draganfly may have against Draganfly or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the prospectus referred to above.

A purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor. Rights and remedies may also be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. lawyer for particulars of these rights.

In addition, original purchasers of convertible, exchangeable or exercisable Securities (unless the Securities are reasonably regarded by the Company as incidental to the applicable offering as a whole) will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of the convertible, exchangeable or exercisable Security. The contractual right of rescission will be further described in any applicable Prospectus Supplement, but will, in general, entitle such original purchasers to receive the amount paid for the applicable convertible, exchangeable or exercisable Security (and any additional amount paid upon conversion, exchange or exercise) upon surrender of the underlying Securities acquired thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this Prospectus.

In an offering of convertible, exchangeable or exercisable Securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the Prospectus is limited, in certain provincial securities legislation, to the price at which the convertible, exchangeable or exercisable Securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the Security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

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PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (British Columbia) (the “BCBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify such an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. With approval of a court and subject to the sentence above, the Registrant may indemnify such individuals in respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above. The Registrant may advance moneys to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above in the second sentence under this heading. The aforementioned individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual’s association with the Registrant or other entity as described above if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual described above ought to have done provided the individual fulfills the conditions set out above in the second sentence under this heading.

The articles of the Registrant provide that, subject to the BCBCA, the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of this indemnity. In addition, the articles of the Registrant provide that, subject to any restrictions in the BCBCA, the Registrant may indemnify any person. Furthermore, The Registrant may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (1) is or was a director, alternate director, officer, employee or agent of the Registrant; (2) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant; (3) at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; (4) at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exhibits

Exhibit Number	Description
4.1	The annual information form of the Registrant for the financial year ended December 31, 2022, dated March, 27, 2023 (incorporated by reference to Exhibit 99.1 of the Registrant’s Annual Report on Form 40-F filed on March 27, 2023).
4.2	The audited consolidated financial statements of the Registrant for the years ended December 31, 2022 and and December 31, 2021, together with the notes thereto and the auditor’s report thereon (incorporated by reference to Exhibit 99.2 of the Registrant’s Annual Report on Form 40-F filed on March 27, 2023).
4.3	The management’s discussion and analysis of the financial condition and results of operations of the Registrant for the financial year ended December 31, 2022 (incorporated by reference to Exhibit 99.3 of the Registrant’s Annual Report on Form 40-F filed on March 27, 2023).
4.4	The unaudited condensed consolidated financial statements of the Registrant, and notes thereto, for the three months ended March 31, 2023 (incorporated by reference to Exhibit 99.1 of the Registrant’s Report of Form 6-K filed on May 9, 2023, as amended May 18, 2023)
4.5	The management’s discussion and analysis of the financial condition and results of operations of the Registrant for the three-months ended March 31, 2023 (incorporated by reference to Exhibit 99.2 of the Registrant’s Report on Form 6-K filed on May 9, 2023, as amended May 18, 2023)
4.6	The management information circular of the Registrant dated as of May 9, 2023 (incorporated by reference to Exhibit 99.2 of the Registrant’s Report on Form 6-K filed May 19, 2023)
4.7	The material change report dated February 9, 2023 (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K filed on February 16, 2023).
4.8	The material change report dated April 6, 2023 (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K filed on April 26, 2023).
5.1*	Consent of Dale Matheson Carr-Hilton Labonte LLP.
6.1**	Powers of Attorney
107**	Filing fee table.

*	Filed herewith.
**	Previously Filed

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

(a) The Registrant has previously filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(c) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowen Island, Province of British Columbia, Country of Canada on June 30, 2023.

DRAGANFLY INC.

By:	/s/ Cameron Chell
Name:	Cameron Chell
Title:	Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cameron Chell;	Chief Executive Officer, President and Director	June 30, 2023
Cameron Chell	(principal executive officer)

/s/ Paul Sun	Chief Financial Officer	June 30, 2023
Paul Sun	(principal financial and accounting officer)

*	Executive President and Director	June 30, 2023
Olen Aasen

Director
Andrew Hill Card, Jr.

*	Director	June 30, 2023
Scott Larson

*	Director	June 30, 2023
John Mitnick

Director
Denis Silva

*	Director	June 30, 2023
Julie Myers Wood

*By:	/s/ Cameron Chell
Name:	Cameron Chell
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Draganfly Inc. in the United States, on June 30, 2023.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director